Exhibit 99.1

FOR IMMEDIATE RELEASE

Rockwell Medical, Inc. Announces $35 Million Debt Financing Agreement with Innovatus Capital Partners, LLC

- First $22.5 million tranche funded at closing -

WIXOM, Mich., March 17, 2020 – Rockwell Medical, Inc. (NASDAQ:RMTI) (“Rockwell Medical” or the “Company”), a biopharmaceutical company dedicated to transforming anemia management and improving outcomes for patients around the world, today announced that it has entered into a debt financing agreement with an affiliate of Innovatus Capital Partners, LLC ("Innovatus") to provide the Company with up to $35.0 million in term loans.

"We are pleased to partner with Innovatus on this transaction," said Stuart Paul, President and Chief Executive Officer of Rockwell Medical. “This financing will provide flexibility as we continue our mission to advance our novel therapeutic, Triferic, and to transform the way anemia is managed around the world,” concluded Mr. Paul.

On March 16, 2020, the Company entered into a loan and security agreement (the "Loan Agreement") with Innovatus pursuant to which Innovatus has agreed to make certain term loans in the aggregate principal amount of up to $35.0 million, with the funding of the first $22.5 million tranche funded at closing. The Company will be eligible to draw on a second tranche of $5,000,000 upon achievement of certain milestones, including the U.S. Food and Drug Administration approval of the Company’s NDA for I.V. Triferic. The Company will be eligible to draw on a third tranche of $7.5 million upon the achievement of certain additional milestones, including the achievement of certain Triferic sales thresholds. The Company is entitled to make interest-only payments for thirty months, or up to thirty-six months if certain conditions are met. The loans will mature on the fifth anniversary of the initial funding date. The Loan Agreement includes customary warrant coverage and is secured by all of the Company’s assets. Proceeds will be used for working capital purposes.

“We are delighted to partner with Rockwell Medical in its pursuit of transforming anemia management for dialysis patients,” stated Claes Ekstrom, Managing Director at Innovatus.

This transaction is the culmination of a multi-step financing process that Rockwell Medical initiated during the fourth quarter of 2019. At the urging of shareholders, the Company prioritized non-dilutive financing options as part of the process, and the Company consummated the public offering of common stock in February 2020 to help facilitate this non-dilutive financing.

Cantor Fitzgerald & Co acted as sole financial advisor to Rockwell Medical on this transaction.

Additional details regarding the Company's financing are included in the Company’s Current Report on Form 8-K which is expected to be filed with the Securities and Exchange Commission within four business days of the date of this press release.

About Rockwell Medical

Rockwell Medical is a biopharmaceutical company dedicated to transforming anemia management in a wide variety of therapeutic areas and across the globe, improving the lives of very sick patients. The Company’s initial focus is the treatment of anemia in end-stage renal disease (ESRD). Rockwell Medical's exclusive renal drug therapy, Triferic (ferric pyrophosphate citrate), is the only FDA-approved therapeutic indicated for iron replacement and maintenance of hemoglobin in hemodialysis patients. The Company has developed multiple formulations of Triferic (1) FDA-approved Dialysate Triferic, and (2) I.V. Triferic, for which the Company filed a New Drug Application in May 2019. Rockwell Medical is also an established manufacturer, supplier and leader in delivering high-quality hemodialysis concentrates/dialysates to dialysis providers and distributors in the U.S. and abroad.

Innovatus Capital Partners, LLC

Innovatus Capital Partners, LLC, is an independent adviser and portfolio management firm with approximately $1.65B in assets under management. Innovatus adheres to an investment strategy that identifies disruptive and growth opportunities across multiple asset categories with a unifying theme of capital preservation, income generation, and upside optionality. The firm has a dedicated team of life sciences investment professionals with deep experience in healthcare, including life sciences. Innovatus and its principals have significant experience providing debt financing to medical device, diagnostics, and biotechnology companies that address unmet medical needs, improve patient outcomes, and reduce overall healthcare expenditures. Further information can be found at www.innovatuscp.com.

About Triferic

Triferic is the only FDA-approved therapy in the U.S. indicated to replace iron and maintain hemoglobin in hemodialysis patients via dialysate during each dialysis treatment. Triferic has a unique and differentiated mechanism of action which has the potential to benefit patients and health care economics. Triferic represents a potential innovative medical advancement in hemodialysis patient iron management– with the potential to become the future standard of care.

Triferic delivers approximately 5-7 mg iron with every hemodialysis treatment to the bone marrow and maintains hemoglobin without increasing iron stores (ferritin). Triferic donates iron immediately and completely to transferrin (carrier of iron in the body) upon entry into the blood and is then transported directly to the bone marrow to be incorporated into hemoglobin, with no increase in ferritin (stored iron and inflammation) and no reports of anaphylaxis in over 1,000,000 patient administrations, addressing a significant medical need in overcoming Functional Iron Deficiency (FID) in ESRD patients.

Important Safety Information

Serious hypersensitivity reactions, including anaphylactic-type reactions, some of which have been life-threatening and fatal, have been reported in patients receiving parenteral iron products. Patients may present with shock, clinically significant hypotension, loss of consciousness, and/or collapse. Monitor patients for signs and symptoms of hypersensitivity during and after hemodialysis until clinically stable. Personnel and therapies should be immediately available for the treatment of serious hypersensitivity reactions. Hypersensitivity reactions have been reported in 1 (0.3%) of 292 patients receiving Triferic in two randomized clinical trials.

Iron status should be determined on pre-dialysis blood samples. Post dialysis serum iron parameters may overestimate serum iron and transferrin saturation.

The most common adverse reactions (≥3% and at least 1% greater than placebo) in controlled clinical studies include: procedural hypotension (21.6%), muscle spasms (9.6%), headache (9.2%), pain in extremity (6.8%), peripheral edema (6.8%), dyspnea (5.8%), back pain (4.5%), pyrexia (4.5%), urinary tract infection (4.5%), asthenia (4.1%), fatigue (3.8%), arteriovenous (AV) fistula thrombosis (3.4%), and AV fistula site hemorrhage (3.4%).

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to, Rockwell Medical’s expectations regarding the consummation of the offering, the terms of the offering, and the satisfaction of customary closing conditions with respect to the offering and the anticipated use of the net proceeds of the offering. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “could,” “plan,” “potential,” “predict,” “forecast,” “project,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While Rockwell Medical believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in Rockwell Medical’s SEC filings), many of which are beyond our control and subject to change. Actual results could be materially different. Risks and uncertainties include: the timing and regulatory approval process for our NDA filing for I.V. Triferic as filed with the FDA: the timing and receipt of the loan amounts from Innovatus; Rockwell Medical’s ability to achieve certain milestones under the Loan Agreement; and the anticipated use of proceeds under the Loan Agreement, as well as those risks more fully discussed in Rockwell Medical’s SEC filings. Accordingly, you should not place undue reliance on these forward-looking statements. Rockwell Medical expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Triferic® is a registered trademark of Rockwell Medical, Inc.

Contact
Investor Relations:
Lisa M. Wilson, In-Site Communications, Inc.

T: 212-452-2793
E: lwilson@insitecony.com

Source: Rockwell Medical, Inc.